INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Mark Plungy - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES FIRST QUARTER RESULTS

San Jose, Calif., April 26, 2011 — Altera Corporation (NASDAQ: ALTR) today announced first quarter sales of $535.8 million, down 4 percent from the fourth quarter of 2010 and up 33 percent from the first quarter of 2010. New product sales increased 13 percent sequentially. First quarter net income was $224.1 million, $0.68 per diluted share, compared with net income of $231.6 million, $0.72 per diluted share, in the fourth quarter of 2010 and $153.2 million, $0.50 per diluted share, in the first quarter of 2010.

First quarter cash flow from operating activities was $297.0 million. Altera ended the quarter with $3.1 billion in cash and short-term investments.

Altera's board of directors has declared a quarterly cash dividend of $0.06 per share payable on
June 1, 2011 to stockholders of record on May 10, 2011.

"Despite the anticipated slow down in first quarter sales following a remarkable 2010 growth year, we experienced double-digit sequential growth in our 40-nm based devices, as these products are now entering the best part of their growth phase," said John Daane, president, chief executive officer, and chairman of the board. "Our initial 28-nm Stratix V devices, the first high-end FPGAs at this advanced node, are now shipping—giving us additional capabilities to accelerate the displacement of ASICs and ASSPs."

Several recent accomplishments mark the company's continuing progress:

•
At 3.9 billion transistors, more than any other commercially available integrated circuit, Altera has set a semiconductor industry milestone with the initial shipments of its 28-nm Stratix® V FPGAs. Stratix V devices are the only FPGAs to leverage TSMC's 28-nm high-performance (28HP) process for maximum performance and bandwidth. The 28HP process, combined with optimizations in the FPGA, enable Altera to dramatically increase the capabilities of this high-end device family. This approach also delivers better performance with lower power consumption than competing FPGAs. The level of functionality implemented in a single Stratix V FPGA, including 28-Gbps transceivers, variable-precision DSP blocks and embedded HardCopy® blocks, enable the device to be leveraged into the highest performance, highest bandwidth applications across the wide range of markets served by Altera.

•
Altera's Stratix V FPGAs have received the Application of Electronic Technique China magazine's (AET China) "2010 Top Product Award" in the programmable logic category. The Top Product Award recognizes technologies that have demonstrated the greatest innovations targeting the systems design community. This is the second consecutive year that Altera has received this award, selected by AET China readers and industry experts. In granting the award, AET China specifically recognized the key Stratix V architectural innovations that allow system designers to achieve higher bandwidth and lower power through an unprecedented level of system integration.

•
Altera's variable-precision DSP block architecture won the DesignCon 2011 DesignVision Award in the semiconductor and IC category. This unique architecture is implemented within Altera's portfolio of 28-nm FPGAs to increase system performance, reduce power consumption and reduce architectural constraints for DSP algorithm designers. The variable-precision approach allows each DSP block in the FPGA to be configured at compile time to closely match the unique level of precision called for in a customer's design. The variable-precision DSP block architecture supports high-bandwidth, high precision applications, as well as delivering more cost effective silicon usage for lower performance requirements. The DesignVision Award recognizes technologies, applications, products and services judged to be the most unique and beneficial to the industry.

•
Altera has announced plans for optically interconnected programmable devices, allowing a wide range of applications to significantly increase their bandwidth capabilities while also reducing overall system complexity, cost and power. Because transceivers are vital for this major industry development, Altera is leveraging its technology leadership in this area to make this vision a reality. Altera's deep knowledge of system interconnect technologies will drive the creation of direct optical interfaces in future device packages, breaking through the bandwidth and signal integrity barriers inherent in copper technology. For instance, in computer and storage intensive applications such as data centers, the integration of optical interfaces into device packages could reduce power by 70 percent to 80 percent while increasing port density and bandwidth by orders of magnitude. Additional information, and a White Paper on this topic, is available at www.altera.com/optical.

Business Outlook for the Second Quarter 2011

Sequential Sales Growth	Flat to up 5%
Gross Margin	71% to 72%
Research and Development	$84 to 85 million
SG&A	$70 to 71 million
Tax Rate	10% to 12%

First Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Second Quarter Update

Altera's second quarter business update will be issued in a press release available after the market close on June 2, 2011.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, accelerating ASIC and ASSP displacement, and Altera's plans for optically interconnected programmable devices. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, supply chain or demand impacts from the recent Japanese earthquake, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Cyclone® IV, Arria® II, Stratix® V, Stratix IV FPGAs, MAX® V CPLDs and HardCopy® IV device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

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ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, NIOS, QUARTUS, STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	April 1, 2011	December 31, 2010	April 2, 2010

Net sales	$535,813	$555,378	$402,295
Cost of sales	146,910	161,296	114,936
Gross margin	388,903	394,082	287,359
Operating expense
Research and development expense	74,408	66,788	64,340
Selling, general, and administrative expense	69,022	64,074	62,181
Total operating expense	143,430	130,862	126,521
Operating margin (1)	245,473	263,220	160,838
Compensation expense - deferred compensation plan	1,662	3,554	2,228
Gain on deferred compensation plan securities	(1,662)	(3,554)	(2,228)
Interest income and other	(885)	(936)	(592)
Interest expense	1,041	351	1,291
Income before income taxes	245,317	263,805	160,139
Income tax expense	21,248	32,192	6,966
Net income	$224,069	$231,613	$153,173

Net income per share:
Basic	$0.70	$0.73	$0.51
Diluted	$0.68	$0.72	$0.50

Shares used in computing per share amounts:
Basic	321,020	316,440	298,566
Diluted	327,843	323,592	304,327

Cash dividends per common share	$0.06	$0.06	$0.05

Tax rate	8.7%	12.2%	4.3%
% of Net sales:
Gross margin	72.6%	71.0%	71.4%
Research and development	13.9%	12.0%	16.0%
Selling, general, and administrative	12.9%	11.5%	15.5%
Operating margin(1)	45.8%	47.4%	40.0%
Net income	41.8%	41.7%	38.1%
Notes:
(1)We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended
(In thousands, except per share amounts)	April 1, 2011	December 31, 2010	April 2, 2010
Operating margin (non-GAAP)	$245,473	$263,220	$160,838
Compensation expense - deferred compensation plan	1,662	3,554	2,228
Income from operations (GAAP)	$243,811	$259,666	$158,610

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	April 1, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$3,097,981	$2,765,196
Accounts receivable, net	310,669	363,614
Inventories	135,760	146,524
Deferred income taxes — current	68,266	66,839
Deferred compensation plan — marketable securities	56,040	54,419
Deferred compensation plan — restricted cash equivalents	18,784	19,817
Other current assets	83,268	114,601
Total current assets	3,770,768	3,531,010
Property and equipment, net	164,400	164,155
Deferred income taxes — non-current	31,662	37,319
Other assets, net	29,971	27,353
Total assets	$3,996,801	$3,759,837

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$63,676	$86,061
Accrued liabilities	22,379	23,278
Accrued compensation and related liabilities	58,091	83,773
Deferred compensation plan obligations	74,824	74,236
Deferred income and allowances on sales to distributors	429,779	428,711
Income taxes payable	—	428
Total current liabilities	648,749	696,487
Income taxes payable — non-current	233,574	231,833
Long-term credit facility	500,000	500,000
Other non-current liabilities	7,806	7,865
Total liabilities	1,390,129	1,436,185
Commitments and contingencies
(See “Note 10 — Commitments and Contingencies”)
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 322,193 at April 1, 2011 and 319,493 at December 31, 2010	322	319
Capital in excess of par value	990,548	908,989
Retained earnings	1,615,802	1,414,344
Total stockholders' equity	2,606,672	2,323,652
Total liabilities and stockholders' equity	$3,996,801	$3,759,837

Key Ratios & Information
Current Ratio	6:1	5:1
Liabilities/Equity	1:2	1:2
Quarterly Operating Cash Flows	$297,009	$210,151
TTM Return on Equity	44%	48%
Quarterly Depreciation Expense	$6,804	$6,815
Quarterly Capital Expenditures	$6,587	$6,117
Inventory MSOH (1): Altera	2.8	2.7
Inventory MSOH (1): Distribution	0.8	0.8
Cash Conversion Cycle	90	85
Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	April 1, 2011	April 2, 2010

Cash Flows from Operating Activities:
Net income	$224,069	$153,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,561	7,066
Stock-based compensation	17,233	14,062
Deferred income tax expense	700	909
Tax effect of employee stock plans	13,444	3,105
Excess tax benefit from employee stock plans	(11,334)	(1,828)
Changes in assets and liabilities:
Accounts receivable, net	52,944	(141,991)
Inventories	10,764	(17,614)
Other assets	31,491	(2,694)
Accounts payable and other liabilities	(51,169)	11,477
Deferred income and allowances on sales to distributors	1,068	117,984
Income taxes payable	1,312	(7,434)
Deferred compensation plan obligations	(1,074)	(3,545)
Net cash provided by operating activities	297,009	132,670
Cash Flows from Investing Activities:
Purchases of property and equipment	(4,905)	(1,538)
Sales of deferred compensation plan securities, net	1,074	3,545
Net cash (used in) provided by investing activities	(3,831)	2,007
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	52,739	77,482
Shares withheld for employee taxes	(5,193)	(4,784)
Payment of dividends to stockholders	(19,273)	(14,873)
Excess tax benefit from stock-based compensation	11,334	1,828
Principal payments on capital lease obligations	—	(2,627)
Net cash provided by financing activities	39,607	57,026
Net increase in cash and cash equivalents	332,785	191,703
Cash and cash equivalents at beginning of period	2,765,196	1,546,672
Cash and cash equivalents at end of period	$3,097,981	$1,738,375

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	April 1, 2011	December 31, 2010	April 2, 2010	Sequential Change	Year- Over-Year Change
Geography
Americas	21%	17%	19%	20%	42%
Asia Pacific	38%	43%	40%	(14)%	29%
EMEA	26%	22%	24%	12%	43%
Japan	15%	18%	17%	(20)%	18%
Net Sales	100%	100%	100%	(4)%	33%

Product Category (1)
New	18%	16%	7%	13%	267%
Mainstream	33%	37%	27%	(15)%	58%
Mature and Other	49%	47%	66%	—	(1)%
Net Sales	100%	100%	100%	(4)%	33%

Vertical Market
Telecom & Wireless	42%	47%	40%	(14)%	38%
Industrial Automation, Military & Automotive	24%	19%	24%	25%	36%
Networking, Computer & Storage	15%	15%	13%	(4)%	53%
Other	19%	19%	23%	(4)%	11%
Net Sales	100%	100%	100%	(4)%	33%

FPGAs and CPLDs
FPGA	81%	83%	79%	(6)%	36%
CPLD	11%	10%	14%	1%	4%
Other Products	8%	7%	7%	25%	64%
Net Sales	100%	100%	100%	(4)%	33%

Product Category Description

•	New Products include the Stratix® IV (including E, GX and GT), Arria® II (including GX and GZ), Cyclone® IV (including E and GX), MAX® V, and HardCopy® IV devices.

•	Mainstream Products include the Stratix III, Cyclone III, MAX® II, and HardCopy III devices.

•
Mature and Other Products include the Stratix II (and GX), Stratix (and GX), Arria GX, Cyclone II, Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, and Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Note:

(1) Effective January 2011, the product classification (new, mainstream and mature & other) has changed. All prior period data has been adjusted to conform to the current classification. Data calculated under both the new and former classification are available in the investor relations section of the company's website at www.altera.com.